SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  July 15, 1997

                    ________________________________________


                            THERMOSPECTRA CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-3876                           04-3242970
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   81 Wyman Street, P.O. Box 9046
   SWaltham, Massachusetts                                          02254-9046
   (Address of principal executive offices)                         (Zip Code)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 5.  Other Events
            ------------

          On July 15, 1997, ThermoSpectra Corporation (the "Company") issued a press release, attached hereto as Exhibit 99, to announce that it had agreed in principle to purchase NESLAB Instruments, Inc. from Thermo Instruments Systems Inc., the Company's parent corporation, for approximately $82 million, subject to post-closing adjustments.

   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            ------------------------------------------------------------
            Information and Exhibits
            ------------------------

            (a) Financial Statements of Business Acquired: not applicable.

            (b) Pro Forma Combined Condensed Financial Information: not
                applicable.

            (c) Exhibits

                99  Press Release of the Company, dated July 15, 1997



                               SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 21st day of July 1997.



                                             THERMOSPECTRA CORPORATION


                                             By: /s/ Melissa F. Riordan
                                                 ----------------------
                                                 Melissa F. Riordan
                                                 Treasurer



   AA972020036
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                                                               EXHIBIT 99
                                                               ----------

   Investor Contact: 617-622-1111
   Media Contact: 617-622-1252


    THERMOSPECTRA PLANS TO ACQUIRE THE NESLAB INSTRUMENTS SUBSIDIARY OF LIFE

                             SCIENCES INTERNATIONAL

   WALTHAM, Mass., July 15, 1997 -- ThermoSpectra Corporation (ASE-THS) announced today that the boards of directors of ThermoSpectra and Thermo Instrument Systems Inc. (ASE-THI) have agreed in principle on the sale of NESLAB Instruments, Inc. to ThermoSpectra. NESLAB is a wholly owned subsidiary of Life Sciences International, which was acquired in March 1997 by Thermo Instrument Systems, the majority owner of ThermoSpectra. The purchase price is expected to be approximately $82 million, subject to a post-closing adjustment, consisting of a combination of the assumption of debt and the issuance of ThermoSpectra common stock.

        Newington, New Hampshire-based NESLAB Instruments is a global supplier of temperature control products for applications including cooling semiconductor wafer processors, cooling packaging equipment in the pharmaceutical industry, and cooling analytical instruments in research and development laboratories. NESLAB has doubled its business over the last five years to its current revenue level of approximately
   $65 million, with double-digit profit margins.

        "We are very pleased about this acquisition. NESLAB adds a new line of business to ThermoSpectra that broadens our existing product offerings,"

   said Theo Melas- Kyriazi, president and chief executive officer of ThermoSpectra. "I would like to welcome the employees of NESLAB to the growing ThermoSpectra family."

        "This is a very exciting time for all of us at NESLAB. We will become part of a group of companies within ThermoSpectra that has an important focus on the electronics and semiconductor markets. With over 50% of our

   1996 revenues sold into these industries, we are in a position to work with our new sister companies to expand our overall presence in these growing markets," said Andrew Bebbington, president of NESLAB Instruments.

        This transaction is subject to several conditions, including completion by ThermoSpectra of its due diligence investigation, the negotiation of a mutually satisfactory definitive agreement, and after the execution of a definitive agreement, the receipt by ThermoSpectra of shareholder approval to issue its shares in the transaction. Due to the company's majority ownership by Thermo Instrument Systems, the outcome of this vote is assured, and accordingly, for accounting purposes, after the execution of a definitive agreement, this acquisition will be deemed effective March 12, 1997, the date Thermo Instrument Systems purchased Life Sciences International.
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        ThermoSpectra Corporation develops, manufactures, and markets precision imaging, inspection, and measurement instrumentation that uses high-speed data acquisition and digital processing technologies. The products are typically used for quality control and research and development applications. ThermoSpectra is a subsidiary of Thermo Instrument Systems Inc., a Thermo Electron company. More information is available on the Internet at http://www.thermo.com/subsid/ths.html.


   This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the caption "Forward-looking Statements" in Exhibit 13 to the company's annual report on Form 10-K for the year ended December 28, 1996, including the uncertainty of market growth; the impact of technological change, significant international operations, and competitive products and pricing; and risks associated with the company's acquisition strategy and with the protection, defense, and use of intellectual property.